EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
This Indemnification Agreement is effective as of ____________, 20____ (this “Agreement”) and is between CAVA Group, Inc., a Delaware corporation (the “Company”), and the undersigned director/officer of the Company (the “Indemnitee”).
Background
The Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.
The Company desires and has requested the Indemnitee to serve as a director and/or officer of the Company and, to induce the Indemnitee to serve in such capacity, the Company is willing to grant the Indemnitee the indemnification provided for herein. The Indemnitee is willing to so serve on the basis that such indemnification be provided.
The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.
In consideration of the Indemnitee’s service to the Company, the covenants and agreements set forth below and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Indemnification.
To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”):
(a)The Company shall indemnify the Indemnitee if the Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.
(b)The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding, including any appeals.
Section 2.Advance Payment of Expenses. To the fullest extent permitted by the DGCL, expenses (including attorneys’ fees) incurred by the Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of the Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section 7 and Section 8.

Section 3.Procedure for Indemnification; Notification and Defense of Claim.
(a)Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of the Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to the Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent the Indemnitee is entitled to indemnification.
(b)With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by the Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by the Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if the Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and the Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of the Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company.
(c)To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by the Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of the Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.
(d)The determination whether to grant the Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the Company determines that the Indemnitee is entitled to such indemnification or, as contemplated by paragraph (c) above, the Company has acknowledged such entitlement, the Company will make payment to the Indemnitee of the indemnifiable amount within such 30-day period. If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant the Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 7, nonetheless be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.
(e)In the event that (i) the Company determines in accordance with this Section 3 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing the Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.
(f)The Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.
Section 4.Change in Control.
(a)The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s certificate of incorporation or bylaws now or hereafter in effect, the Company shall seek legal advice only from independent counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). In addition, upon written request by the Indemnitee for indemnification pursuant to Section 3(a), a determination, if required by the DGCL, with respect to the Indemnitee’s entitlement thereto shall be made by such independent counsel in a written opinion to the board of directors of the Company, a copy of which shall be delivered to the Indemnitee. The Company agrees to pay the reasonable fees of the independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(b)For purposes of this Section 4, the following definitions shall apply:
(i) A “Change in Control” shall have the meaning ascribed thereto in the CAVA Group, Inc. 2023 Equity Incentive Plan.
(ii)The term “independent counsel” means a law firm, or a member of a law firm, who is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or the Indemnitee in any matter material to either such party, or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

Section 5.Insurance and Subrogation.
(a)The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of
“A-” or better (or, if A.M. Best does not rate the insurance company, an equivalent rating by an equivalent licensed insurance rating organization or agency), providing the Indemnitee with coverage for any liability asserted against, and incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to the Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.
(b)Subject to Section 10(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.
(c)Subject to Section 10(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes or penalties relating to the Employee Retirement Income Security Act of 1974, as amended) if and to the extent that the Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.
Section 6.Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(a)The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.
(b)The term “by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.
(d)The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).
Section 7.Limitation on Indemnification.
Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:
(a)Claims Initiated by the Indemnitee. Prior to a Change in Control, to indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by the Indemnitee, other than (i) an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 7(b) of this Agreement) and (ii) an action, suit or proceeding (or part thereof) that was authorized or consented to by the board of directors of the Company, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by the Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement.
(b)Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in such action, suit or proceeding in establishing the Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the DGCL), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite the Indemnitee’s failure to establish his or her right to indemnification, the Indemnitee is entitled to indemnification for such expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to the Indemnitee in connection with any such action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 2 hereof.
(c)Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. To indemnify the Indemnitee on account of (i) any suit in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

(d)Fraud or Willful Misconduct. To indemnify the Indemnitee on account of conduct by the Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.
(e)Prohibited by Law. To indemnify the Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing having been made, to be prohibited by law.
Section 8.Certain Settlement Provisions. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold his, her, its, or their consent to any proposed settlement.

Section 9.Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee if the Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 10.Contribution/Jointly Indemnifiable Claims.
(a)In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by the DGCL, contribute to the payment of all of the Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 5(c), 7 (other than clause (e)) or 8 hereof.
(b)Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-related entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by the Indemnitee-related entities and no right of advancement, indemnification or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and the Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 10(b), entitled to enforce this Section 10(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 10(b), the following terms shall have the following meanings:
(i)The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).
(ii)The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.
Section 11.Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral or written confirmation that such transmission has been received. Notice to the Company shall be directed to Joseph J. Kadow, Chief Legal Officer, by email at joe.kadow@cava.com and generalcounsel@cava.com or by telephone at 813-765-2220. Notice to the Indemnitee shall be directed to the Indemnitee’s contact information on file with the Company’s Secretary or the Company’s legal department.

Section 12.Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and the Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

Section 13.No Construction as Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director of the Company or in the employ of the Company. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director or officer of the Company.

Section 14.Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by the DGCL.

Section 15.Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16.Modification and Waiver. No supplement, modification, waiver, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, this Agreement may not be terminated by the Company without the Indemnitee’s prior written consent.

Section 17.Successor and Assigns. All terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.Service of Process and Venue. The Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 251 Little Falls Drive, in the City Of Wilmington, County of New Castle, DE 19808 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of the Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement, to the extent signed and delivered by means of an email transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 21.Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SIGNATURE PAGE FOLLOWS

This Agreement has been duly executed and delivered to be effective as of the date first above written.

Company: CAVA GROUP, INC.	Indemnitee:
By:	By:
Name: Title:	Names: Title:

[Signature Page to Indemnification Agreement]